UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 30, 2018
Date of Report (Date of earliest event reported)

Green Hygienics Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

NEVADA	000-54338	26-2801338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13795 Blaisdell Place, Suite 202, Poway, CA		92064
(Address of Principal Executive Offices)		(Zip Code)

1 (855) 802-0299
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Change of Control of Registrant

On October 30, 2018, Rick Powell (“Powell”) transferred 13,500,000 common shares of the Company by way of a Gifting Agreement to Alita Capital Inc., a company controlled by Ronald Loudoun, and on October 30th, 2018, Wilderness Custom Exteriors Ltd. transferred 9,000,000 common shares by way of a Gifting Agreement to Alita Capital Inc.

The gifted Shares represent approximately 65% of the Company’s issued and outstanding shares of Common Stock.

There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN HYGIENTICS HOLDINGS, INC.

Dated: October 30, 2018	By:	/s/ Ronald Loudoun
Ronald Loudoun,
Principal Executive Officer, Principal Accounting Officer,
Chief Financial Officer, Secretary, Chairman of the Board

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